SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549



FORM 8-K

CURRRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 11, 1998



FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)


Delaware
(State or Other Jurisdiction of Incorporation)



       001-07699                           95-1948322
(Commission File Number)    (I.R.S. Employer Identification No.)


3125 Myers Street, Riverside, California        92503-5527
(Address of Principal Executive Offices)        (Zip Code)



Registrant's telephone number, including area code: (909) 351-3500


                          N/A
(Former Name or Former Address, if Changed Since Last Report)

__________________________________________________________________

Total of sequentially number pages:  5

The Exhibit Index for this Current Report on Form 8-K is located at sequentially numbered page 4


Item 5.  Other Events


Announcement of Acquisitions.

     Attached hereto as Exhibit A and incorporated herein by reference is the press release issued by Fleetwood Enterprises, Inc. on August 11, 1998 announcing the closing of the acquisition of HomeUSA by a Fleetwood subsidiary. HomeUSA is the largest independent retailer of manufactured homes. Fleetwood Enterprises, Inc. has previously announced the completion of a definitive agreement for the acquisition and the various steps necessary in order to obtain approval of the acquisition by the shareholders of HomeUSA.


                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   FLEETWOOD ENTERPRISES, INC.
                                   a Delaware corporation



                                   __________________________
                                   William H. Lear, Secretary

Dated:  August 11, 1998





                         EXHIBIT INDEX


Exhibit                                                Sequentially
Number                 Description                     Numbered Page
__________________________________________________________________

   1     Press Release:  "Fleetwood Successfully            5
         Closes HomeUSA Acquisition," dated
         August 11, 1998.







EXHIBIT A

FLEETWOOD ENTERPRISES, INC.

Paul M. Bingham, Senior Vice President - Finance

Fleetwood Successfully Closes HomeUSA Acquisition

Paul M. Bingham  (909) 351-3504
Lyle N. Larkin   (909) 351-3535

August 11, 1998 at 7:30 a.m., EST


FLEETWOOD SUCCESSFULLY CLOSES HOMEUSA ACQUISITION


	RIVERSIDE, CA, August 11, 1998 -- Fleetwood Enterprises, Inc. (NYSE:FLE), a leading producer of manufactured housing and recreational vehicles, announced today that it successfully completed the acquisition of HomeUSA, Inc., as scheduled on August 10, 1998.

	Fleetwood President Nelson W. Potter said, "We are very pleased to complete the HomeUSA transaction and are excited about the prospects for this business. The acquisition of HomeUSA is a key element of Fleetwood's move into retail sales."

	"We believe the acquisition of HomeUSA by Fleetwood is an excellent outcome for the stockholders of both companies," said Cary Vollintine, former President of HomeUSA. "The HomeUSA retailers will become the foundation for making Fleetwood the most successful retailer in the manufactured housing industry."

	The stockholders of HomeUSA overwhelmingly approved the merger with more than 99 percent of the voting shares voting in favor of the merger at the Special Meeting held on August 10 at 9:00 a.m. local time in Houston, Texas.

	Pursuant to the terms of the Agreement and Plan of Merger, stockholders of HomeUSA as of the record date of July 6, 1998 could elect to receive cash, Fleetwood Common Stock or a combination of the two, subject to limitations on the total amount of cash to be distributed, and certain additional restrictions on the cash election of certain affiliates of HomeUSA. No fractional shares will be issued.

	Stockholders who did not make a timely election, or who acquired their shares after the record date, will receive Fleetwood Common Stock at the Exchange Ratio of 0.2779 shares of Fleetwood Common Stock per share of HomeUSA stock. The Exchange Ratio is computed by dividing $10.25 by the Valuation Period Stock Price. The Valuation Period Stock Price and the Exchange Ratio were determined based on an average of the closing sale prices of Fleetwood Common Stock on the New York Stock Exchange for the ten-day trading period ended July 31, 1998.

	According to the final report of the Exchange Agent, 6,829,301 shares or
46.2 percent of HomeUSA's shares elected cash as the merger consideration; 7,963,920 shares or 53.8 percent elected conversion into Fleetwood Common
Stock at the Exchange Ratio; and, 648,666 shares or 4.2 percent did not elect or did not make a timely election.

	The total merger consideration will be: $70.0 million in cash and 2,393,382 shares of Fleetwood Common Stock.

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